SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                October 28, 1998





                         FIRST COASTAL BANKSHARES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



         Virginia                        0-19398              54-1534067
----------------------------          --------------        ---------------
(State or other jurisdiction          (SEC File No.)          (IRS Employer
     of incorporation)                                      Identification
                                                               Number)


2101 Parks Avenue, Virginia Beach, VA.                 23451
--------------------------------------               ----------
(Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code: (757)428-9331
                                                    -------------



                                 Not Applicable
          (Former name or former address, if changed since last Report)

                         FIRST COASTAL BANKSHARES, INC.


                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Item 5.  Other Events
---------------------

         On October 28, 1998, the Registrant jointly announced that it had entered into an Agreement and Plan of Merger (the "Agreement") with Centura Banks, Inc., Rocky Mount, North Carolina ("Centura") for the merger of the Registrant with and into Centura (the "Merger"). In consideration of the Merger, each outstanding share of common stock of the Registrant will be exchanged for
 .34 shares of Centura common stock (the "Exchange Ratio"); provided, however, that in the event the Average Closing Price of Centura common stock is less than $58.7563 per share and greater than or equal to $51.8438 per share, then the
Exchange Ratio shall equal the quotient obtained by dividing (a) the product obtained by multiplying (1) the Exchange Ratio (as then in effect) and (2) $58.7563 by (b) the Average Closing Price of Centura common stock; and (ii) in the event the Average Closing Price of Centura common stock is greater than $79.4938 and less than or equal to $86.4063, then the Exchange Ratio shall equal the quotient obtained by dividing (a) the product obtained by multiplying (1) the Exchange Ratio (as then in effect) and (2) $79.4938 by the (b) Average Closing Price of Centura common stock. The Average Closing Price of Centura common stock means the average of the daily last sales prices of such stock as reported on the New York Stock Exchange for the ten consecutive full trading days ending three days prior to the date of consummation of the Merger.

         Consummation of the Merger is subject to several conditions precedent including, among other things, receipt of stockholder and regulatory approval and the receipt of a written fairness opinion by the Registrant that the consideration offered pursuant to the Agreement is fair from a financial point of view to the stockholders of the Registrant.

         The parties to the Agreement desire to consummate the merger during the first quarter of 1999. The Agreement will expire, however, if the transactions contemplated thereby have not occurred by April 30, 1999.

         As an inducement to Centura to enter into the Agreement, Registrant and Centura entered into a Stock Option Agreement dated October 28, 1998 ("Option Agreement"). Pursuant to the Option Agreement, Centura has the right to purchase 992,321 shares of Registrant common stock at a price of $18.625 per share under certain circumstances, none of which have occurred as of the date hereof.

         For further details, reference is made to the Press Release, the Agreement and the Option Agreement which are attached hereto as Exhibits 99.1,
99.2 and 99.3, respectively, and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits
--------------------------------------------------------------------------------

Exhibit 99.1 --    Press Release dated October 28, 1998.
------------

Exhibit 99.2 --    Agreement and Plan of Merger dated October 28, 1998
------------

Exhibit 99.3 --    Stock Option Agreement dated October 28, 1998.
------------



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        FIRST COASTAL BANKSHARES, INC.


Date:  November 3, 1998                 By:      /s/John A.B. Davies, Jr.
       ----------------                          -------------------------------
                                                 John A.B. Davies, Jr.
                                                 President and Chief
                                                 Executive Officer




                                       -3-